Exhibit 99.1

AUTOBYTEL ANNOUNCES 2008 SECOND QUARTER FINANCIAL RESULTS

Non-Cash, Goodwill Impairment Charge Impacts Second Quarter Results

Company Posts 24 Percent Year-Over-Year Drop in Operating Expenses, Excluding Goodwill Impairment Charge

Completes $15 Million Annualized Cost Reduction Program

IRVINE, Calif., – August 6, 2008 – Autobytel Inc. (Nasdaq: ABTL), a leading Internet automotive marketing services company, today announced financial results for the 2008 second quarter ended June 30, 2008.

Revenue for the 2008 second quarter was $19.0 million, compared with $21.6 million for the 2007 second quarter. The decline was primarily related to lower advertising revenue, reflecting the previously announced elimination of low quality traffic sources; reduced search engine marketing (SEM) spend during the transition to an outsourced SEM model aimed at generating increased, high quality traffic to Autobytel’s Web properties; and lower advertising rates. Lead referral revenue increased approximately 3% for the quarter.

Total operating expenses for the 2008 second quarter were $64.5 million including a $52.1 million non-cash goodwill impairment charge. Excluding the impairment charge, operating expenses declined approximately 24% to $12.4 million from $16.2 million in the prior-year period and declined approximately 23% on a sequential basis, excluding a $2.7 million credit to expense related to the company’s patent litigation settlement with Dealix Corporation, which was realized in the first quarter of 2008.

For purposes of financial reporting, revenues and expenses related to the company’s Retention Performance Marketing (RPM) and Automotive Information Center (AIC) businesses, both divested in 2007, and its AVV business, which was sold in the first quarter of 2008, have been accounted for in discontinued operations.

The loss from continuing operations, including the impairment charge, was $57.4 or $1.30 per share, for the 2008 second quarter, compared with a loss from continuing operations of $6.9 million, or $0.16 per share, for the 2007 second quarter.

Autobytel’s second quarter financial results reflect a non-cash charge of $52.1 million for goodwill impairment. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, goodwill and other intangible assets with indefinite lives are not subject to amortization but are tested for impairment annually, or whenever events or changes in circumstances indicate that the asset might be impaired. As of June 30, 2008 the company performed its annual impairment test by comparing the carrying value of Autobytel to its estimated fair value using discounted cash flow and market methods of determining fair value. As a result of this testing, a non-cash impairment charge of $52.1 million was recorded at June 30, 2008. The impairment is a result of the company’s stock price decline in the second quarter 2008, which caused its market capitalization to fall below its book value of equity. This non-recurring, non-cash expense is reflected on a separate line within operating expenses on the company’s statement of operations.

Autobytel reported a loss from continuing operations of $5.3 million, excluding the goodwill impairment charge of $52.1 million, compared with a loss from continuing operations of $6.9 million for the 2007 second quarter. Non-cash share-based compensation expense was $0.7 million and $1.0 million, respectively, for the second quarters of 2008 and 2007.

Net loss for the second quarter of 2008 was $57.3 million, or $1.30 per share, including the impairment charge, compared with a net loss of $2.0 million, or $0.05 per share, for the second quarter of 2007, including $4.8 million in income from discontinued operations.

Cash, cash equivalents and short-term investments rose to $36.4 million at June 30, 2008, compared with $28.3 million at December 31, 2007. Cash used in operations for the first six months of 2008 equaled $12.3 million versus $1.9 million in the first six months of 2007. The primary cause of the change was the timing of the proceeds from the Dealix patent litigation settlement. In the second quarter of 2008, cash used in operations before working capital adjustments and capital expenditures, and excluding the patent litigation settlement, improved by $3.4 million from the first quarter of 2008.

“We have removed more than $15 million in annualized expenses from our business,” said Jim Riesenbach, president and CEO of Autobytel. “Although we did not meet our previously stated operating metric goal of reaching cash flow breakeven, before working capital and capital expenditure requirements, by the end of the second quarter, we continue our focus on ensuring that Autobytel is operating as efficiently as possible, and are hopeful that the company will reach this goal by the end of this year.”

“As the current automotive and economic environment evolves, we believe that the automotive Internet provides auto retailers and manufacturers with their most cost-efficient and measurable marketing opportunities," said Riesenbach. "We continue to work diligently on attracting new users to our Web properties, while enhancing the value of our products to meet the growing demand of automotive marketers in the online arena.”

Metrics and Key Performance Indicators

(In thousands, except for Page Views per Visit, Advertising Revenue per Thousand Page Views, Number of Co-Brand Partners and Ad Network Publishers and Percentages)

	Q2 2008	Q1 2008	Q2 2007
Unique Visitors	7,193	11,635	29,773
Page Views per Visit	6.93	6.66	2.64
Total Page Views	55,293	85,413	122,203
Advertising Revenue per Thousand Page Views (RPM) *	$ 29	$ 23	$ 39
Click Through Rate on Ads	0.19%	0.24%	0.09%
Number of Co-Brand Partners	14	8	4
Ad Network Publishers	12	8	0
Total Auto Leads	865	915	771
Wholesale Auto Leads	46%	48%	40%
Retail Auto Leads	54%	52%	60%
Annualized Revenue per Employee	$332	$329	$296

*

RPM calculation changed from prior periods to include all page views including page views with unidentified sources; this change in methodology caused a decrease in RPM in Q1 2008 from $26 to $23 and in Q2 2007 from $40 to $39.

Non-GAAP Financial Measures

Cash used in operations before working capital adjustments and capital expenditures is a non-GAAP measure and is defined as net loss, adjusted for non-cash items as presented in the consolidated condensed statements of cash flows, and adjusted for the cash flows associated with the patent litigation settlement. Autobytel has also disclosed operating expenses and loss from continuing operations excluding the goodwill impairment charge and the Dealix patent litigation settlement amounts. These amounts are also non-GAAP measures. These non-GAAP measures are not meant to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (“GAAP”), but rather are meant to provide useful information to investors interested in comparing Autobytel’s performance between periods. The reconciliations of these non-GAAP measures to the GAAP financial measures that Autobytel considers most comparable are included herein.

Conference Call

Autobytel management will host a conference call today at 9:00 a.m. ET/6:00 a.m. PT to discuss its 2008 second quarter financial results. The conference call will be available to all interested parties through a live webcast at www.autobytel.com (click on “Investor Relations” and then click on “Conference Calls”). Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software. For those unable to listen to the live broadcast, the call will be archived for one year on Autobytel’s website. A telephone replay of the call will also be available for approximately one week by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) and entering conference ID57192378.

About Autobytel Inc.

Since launching the first car-buying website in 1995, Autobytel Inc.’s (Nasdaq:ABTL) mission has been to empower automotive consumers with the tools and information they need to make smart, well-informed vehicle purchasing and ownership decisions. The company has helped millions of car shoppers and generated billions of dollars in car sales for dealers. Today, the company’s innovative, consumer-driven site, MyRide.com, expands the company’s mission across the automotive purchase and ownership life cycle. As the first vertical search experience for the automotive marketplace, MyRide.com is designed to help Internet-savvy consumers FIND, SEE, BUY and LEARN anything automotive and BELONG to a diverse community of people who have similar automotive interests.

By providing a convenient and comprehensive automotive consumer experience across the purchase and ownership lifecycle, Autobytel provides new value and touch-points for automotive marketers. Through MyRide.com and Autobytel’s marketing network, the company connects dealerships with a steady stream of motivated, serious shoppers, while providing both dealers and manufacturers with precision-targeted brand and product marketing opportunities. The company's advanced web-based advertising and marketing programs also help dealers and manufacturers build relationships with customers, as well as help them to efficiently manage and convert online business.

Forward-Looking Statement Disclaimer

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws, including, but not limited to, attaining cash flow breakeven, before working capital and capital expenditure requirements, by the end of 2008, our ability to attract new users to our Web properties, our ability to enhance the value of our products to automotive marketers and the expected impact on our business and results of operations. These forward-looking statements are not guarantees of future performance and involve certain assumptions and certain risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, the economic impact of terrorist attacks or military actions, increased dealer attrition, pressure on dealer fees, increased or unexpected competition, the failure of new products and services to meet expectations, failure to retain key employees or attract and integrate new employees, that actual costs and expenses exceed the charges taken by Autobytel, changes in laws and regulations, costs of legal matters, including, defending lawsuits and undertaking investigations and related matters, and other matters disclosed in Autobytel's filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our Annual Report on Form 10-K for the year ended December 31, 2007 and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of our stock.

# # #

(Financial tables follow)

AUTOBYTEL INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Amounts in thousands, except per-share amounts)

	June 30, 2008	December 31, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$35,720	$27,601
Short-term investments	647	686
Accounts receivable, net of allowances for bad debts and customer credits of $473 and $534, respectively	14,118	11,692
Prepaid expenses and other current assets	2,239	1,739
Assets held for sale	—	17,160

Total current assets	52,724	58,878
Property and equipment, net	9,984	10,757
Goodwill	—	52,074
Other assets	279	447

TOTAL ASSETS	$62,987	$122,156

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,710	$5,852
Accrued expenses	3,647	6,470
Deferred revenues	2,382	1,749
Other current liabilities	1,779	1,199
Liabilities held for sale	—	198

Total current liabilities	13,518	15,468
Other non current liabilities	324	436

TOTAL LIABILITIES	13,842	15,904

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 11,445,187 shares authorized; none outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 44,151,903 and 43,788,663 shares issued and outstanding, respectively	44	44
Additional paid-in capital	299,133	296,964
Unrealized gain from available-for-sale securities	647	686
Accumulated deficit	(250,679)	(191,442)

TOTAL STOCKHOLDERS' EQUITY	49,145	106,252

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$62,987	$122,156

AUTOBYTEL INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
REVENUES:
Lead fees	$17,178	$16,678	$35,339	$33,909
Advertising	1,767	4,947	4,266	9,654
Other	41	17	78	25

Total revenues	18,986	21,642	39,683	43,588

COSTS AND EXPENSES:
Cost of revenues	12,214	12,762	26,039	24,437
Sales and marketing	4,320	5,222	9,515	10,921
Technology support	3,680	4,608	8,273	8,812
General and administrative	4,344	6,306	10,653	14,908
Amortization of acquired intangible assets	42	79	84	380
Patent litigation settlement	—	—	(2,667)	(12,000)
Goodwill impairment	52,074	—	52,074	—

Total costs and expenses	76,674	28,977	103,971	47,458

Operating loss	(57,688)	(7,335)	(64,228)	(3,870)
Interest and other income	334	462	846	939
Foreign currency exchange loss	—	—	—	(7)
Provision for income taxes	—	—	—	—

Loss from continuing operations	(57,354)	(6,873)	(63,442)	(2,938)
Discontinued operations, net	69	4,838	4,205	8,553

NET (LOSS) INCOME	$(57,285)	$(2,035)	$(59,237)	$5,615

BASIC (LOSS) EARNINGS PER COMMON SHARE:
Loss from continuing operations	$(1.30)	$(0.16)	$(1.44)	$(0.07)
Discontinued operations, net	—	0.11	0.09	0.20

Basic (loss) earnings per common share	$(1.30)	$(0.05)	$(1.35)	$0.13

DILUTED (LOSS) EARNINGS PER COMMON SHARE:
Loss from continuing operations	$(1.30)	$(0.16)	$(1.44)	$(0.07)
Discontinued operations, net	—	0.11	0.09	0.20

Diluted (loss) earnings per common share	$(1.30)	$(0.05)	$(1.35)	$0.13

Comprehensive (loss) income
Net (loss) income	$(57,285)	$(2,035)	$(59,237)	$5,615
Unrealized loss from available-for-sale securities	(72)	—	(39)	—

Comprehensive (loss) income	$(57,357)	$(2,035)	$(59,276)	$5,615

Autobytel Inc.

Reconciliation of Operating Expenses to Operating Expenses Excluding the Impact of the

Goodwill Impairment Charge and the Patent Litigation Settlement

(Amounts in thousands)

	Three Months Ended March 31, 2008	Three Months Ended June 30, 2008	Six Months Ended June 30, 2008	Three Months Ended March 31, 2007	Three Months Ended June 30, 2007	Six Months Ended June 30, 2007
Operating Expenses	$13,472	$64,460	$77,932	$6,806	$16,215	$23,021
Patent litigation settlement	2,667	—	2,667	12,000	—	12,000
Goodwill impairment	—	(52,074)	(52,074)	—	—	—

Operating Expenses Excluding the Impairment Charges and Patent Litigation Settlement	$16,139	$12,386	$28,525	$18,806	$16,215	$35,021

Autobytel Inc.

Reconciliation of Loss from Continuing Operations to Loss From Continuing Operations

Excluding the Goodwill Impairment Charge

(Amounts in thousands)

	Three Months Ended March 31, 2008	Three Months Ended June 30, 2008	Six Months Ended June 30, 2008	Three Months Ended March 31, 2007	Three Months Ended June 30, 2007	Six Months Ended June 30, 2007
Income/ (Loss) From Continuing Operations	$(6,088)	$(57,354)	$(63,442)	$3,935	$(6,873)	$(2,938)
Goodwill impairment	—	52,074	52,074	—	—	—

Income / (Loss) From Continuing Operations, Excluding Goodwill Impairment	$(6,088)	$(5,280)	$(11,368)	$3,935	$(6,873)	$(2,938)

Autobytel Inc.

Reconciliation of Net Cash Used in Operations before Working Capital Adjustments and

Capital Expenditures to Net Cash Flow Used in Operating Activities

(Amounts in thousands)

	Three Months Ended March 31, 2008	Three Months Ended June 30, 2008	Six Months Ended June 30, 2008	Three Months Ended March 31, 2007	Three Months Ended June 30, 2007	Six Months Ended June 30, 2007
Net Loss	$(1,950)	$(57,287)	$(59,237)	$7,650	$(2,035)	$5,615
Depreciation and amortization	1,141	1,113	2,254	545	549	1,094
Amortization of intangible assets	42	42	84	344	79	423
Amortization of discounts on securities	(105)	105	—	—	—	—
Provision for bad debts	352	(47)	305	21	162	183
Provision for customer credits	157	402	559	410	412	822
Gain on disposal of property and equipment	—	—	—	(1)	—	(1)
Gain on sale of AIC	—	—	—	(2,262)	(500)	(2,762)
Gain on sale of RPM	—	—	—	—	(3,048)	(3,048)
Gain on sale of AVV	(4,204)	—	(4,204)	—	—	—
Share-based compensation	910	658	1,568	1,499	1,019	2,518
Foreign currency exchange gain	—	—	—	6	—	6
Loss on Goodwill impairment	—	52,074	52,074	—	—	—
Patent settlement	(2,667)	—	(2,667)	(12,000)	—	(12,000)

Net cash used in operations before working capital adjustments and capital expenditures	$(6,324)	$(2,940)	$(9,264)	$(3,788)	$(3,362)	$(7,150)

Patent settlement	2,667	—	2,667	12,000	—	12,000
Changes in net assets and liabilities, net of discontinued operations
Accounts receivable	(1,662)	(1,521)	(3,183)	(14)	(2,524)	(2,538)
Prepaid expenses and other current assets	145	(634)	(489)	366	(1,588)	(1,222)
Other non-current assets	44	41	85	(134)	(120)	(254)
Accounts payable	903	(1,352)	(449)	(1,660)	(640)	(2,300)
Accrued Expenses	(2,510)	(308)	(2,818)	(1,268)	707	(561)
Deferred revenues	(33)	671	638	(987)	825	(162)
Other liabilities	1,153	(681)	472	2	273	275

Net cash used in operating activities	$(5,617)	$(6,724)	$(12,341)	$4,517	$(6,429)	$(1,912)

Contact:

Autobytel Inc. Investor Relations

Crystal Hartwell, 949.437.4755 (crystalh@autobytel.com)

Roger Pondel/Laurie Berman, PondelWilkinson Inc., 310.279.5980 (investor@pondel.com)

Autobytel Inc. Media Relations

Melanie Webber, 949.862.3023 (melaniew@autobytel.com)

Joe Foster, Ruder Finn, 310.882.4014 (fosterj@ruderfinn.com)